                                                                   EXHIBIT 10.28

                                                           CARVILL AMERICA, INC.
                                                         The Pinnacle, Suite 375
                                                         3455 Peachtree Road, NE
                                                          Atlanta, Georgia 30326
                                                         Telephone: 404-475-0314
                                                         Facsimile: 404-475-0439

TITLE                 EXCESS CESSION REINSURANCE CONTRACT

BETWEEN               DARWIN NATIONAL ASSURANCE COMPANY,
                      DARWIN SELECT INSURANCE COMPANY,
                      CAPITOL INDEMNITY CORPORATION, CAPITOL
                      SPECIALTY INSURANCE CORPORATION,
                      PLATTE RIVER INSURANCE COMPANY AND/OR
                      ANY OTHER ASSOCIATED, AFFILIATED OR
                      SUBSIDIARY COMPANIES OF ALLEGHANY
                      INSURANCE HOLDING LLC, BUT ONLY IN
                      RESPECT OF BUSINESS UNDERWRITTEN BY
                      DARWIN PROFESSIONAL UNDERWRITERS, INC.

                      AND

                      THE REINSURERS SIGNATORY HERETO

COMMENCING            JANUARY 1, 2005

U.S. CLASSIFICATION   U.S. REINSURANCE

                                    CONTENTS

PREAMBLE   IDENTITY OF PARTIES
--------   -------------------
ARTICLE 1  BUSINESS REINSURED.............................................    1
ARTICLE 2  EXCLUSIONS.....................................................    1
ARTICLE 3  COVER, LIMIT AND RETENTION.....................................    3
ARTICLE 4  TERRITORIAL SCOPE..............................................    4
ARTICLE 5  PERIOD.........................................................    4
ARTICLE 6  SPECIAL TERMINATION CLAUSE.....................................    5
ARTICLE 7  FOLLOW THE FORTUNES............................................    6
ARTICLE 8  LOSS RATIO CAP.................................................    6
ARTICLE 9  EXCESS OF ORIGINAL POLICY LIMITS...............................    6
ARTICLE 10 EXTRA-CONTRACTUAL OBLIGATIONS..................................    7
ARTICLE 11 PREMIUM........................................................    8
ARTICLE 12 CEDING COMMISSION..............................................    8
ARTICLE 13 ACCOUNTS AND REPORTS...........................................    9
ARTICLE 14 NOTICE OF LOSS AND LOSS SETTLEMENTS............................    9
ARTICLE 15 INTEREST PENALTY...............................................   10
ARTICLE 16 LOSS AND UNEARNED PREMIUM RESERVES.............................   11
ARTICLE 17 CURRENCY.......................................................   13
ARTICLE 18 TAX PROVISIONS.................................................   13
ARTICLE 19 INSOLVENCY OF THE REASSURED....................................   14
ARTICLE 20 OFFSET.........................................................   15
ARTICLE 21 DELAYS, ERRORS AND OMISSIONS...................................   15
ARTICLE 22 AMENDMENTS AND ALTERATIONS.....................................   15
ARTICLE 23 ACCESS TO RECORDS AND CLAIMS REVIEW............................   15

ARTICLE 24 ARBITRATION....................................................   16
ARTICLE 25 SERVICE OF SUIT................................................   17
ARTICLE 26 CONFIDENTIALITY................................................   18
ARTICLE 27 REGULATORY COMPLIANCE..........................................   18
ARTICLE 28 INTERMEDIARY...................................................   18
ARTICLE 29 GOVERNING LAW..................................................   19
ARTICLE 30 PARTICIPATION..................................................   19
ARTICLE 31 SEVERAL LIABILITY NOTICE.......................................   19

ATTACHMENTS:

1.   NUCLEAR INCIDENT EXCLUSION CLAUSES - LIABILITY - REINSURANCE -
     U.S.A./CANADA

2. NUCLEAR ENERGY RISKS EXCLUSION CLAUSE - REINSURANCE - 1994 - (WORLDWIDE excluding U.S.A. and CANADA)

                       EXCESS CESSION REINSURANCE CONTRACT

PREAMBLE

This Contract is made and entered into between Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters Inc. of 76 Batterson Park Road, Farmington, Connecticut 06032 (NAIC Group Code 10472) (hereinafter referred to as "the Reassured") and the Reinsurers signatory hereto (hereinafter referred to as "the Reinsurers"), on the following terms and conditions:

                                    ARTICLE 1

                               BUSINESS REINSURED

This Contract applies to policies of insurance classified by the Reassured as Directors' & Officers' Liability, Fiduciary Liability, Employment Practices Liability, Managed Care Organizations Errors and Omissions Liability, Insurance Agents Errors and Omissions Liability, Lawyers Professional Liability (subject to Exclusion 8 herein) and Miscellaneous Professional Liability.

For the purposes of this Contract, the terms "policy", "policies" or "original policies" as used herein shall be understood to mean all binders, policies, contracts, endorsements or other evidence of insurance issued in the name of the Reassured.

                                    ARTICLE 2

                                   EXCLUSIONS

This Contract does not apply to and absolutely excludes the following:

1. Nuclear Incidents, in accordance with the Nuclear Incident Exclusion Clauses - Liability - Reinsurance - U.S.A./Canada - as attached.

2. Nuclear Energy Risks, in accordance with the Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994) (Worldwide excluding U.S.A. and Canada) - as attached.

3. All liability of the Reassured arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. "Insolvency Fund" includes any guarantee fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Reassured of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

4. Liability assumed by the Reassured as a Member or Reinsurer of any Pool, Association or Syndicate.

5.   Financial Guarantee and Insolvency Insurance.

6.   Surety Business.

7. Reinsurance Assumed Business, other than policies "fronted" by another carrier and individually underwritten by Darwin Professional Underwriters, Inc, and Inter-Company Pooling Arrangements.

8. Business classified by the Reassured as Accountants Errors & Omissions, Actuarial Errors & Omissions, Architects and Engineers Errors & Omissions, Engineering/Construction Risk Errors & Omissions, Lawyers Professional Liability but only in respect of law firms with 51 or more attorneys at the inception of the original policy/program attaching hereto, For Profit Outside Directors Liability when written as such under a Lawyers Professional Liability policy subject to this Contract, Financial Institutions Errors & Omissions (which is understood to mean business classified by the Reassured as Commercial Money Center Banks, Investment Banks, Mutual Funds, Security Dealers/Brokers, Investment Advisors and Insurance Companies), Media Professional Liability, Medical Malpractice, Hospital Professional Liability, Nursing Home Errors & Omissions, and Insurance Agents Errors & Omissions for the following: Marsh, Aon, Willis, Arthur J. Gallagher, Jardine Lloyd Thompson, Heath Lambert, Benfeld and Brown & Brown.

9. Directors' & Officers' Liability for business classified by the Reassured as Commercial Money Center Banks, Investment Banks, Mutual Funds, Security Dealers/Brokers, Investment Advisors and publicly traded Insurance Companies (which is understood to mean business classified by the Reassured as Property/Casualty and Life Insurance Companies but not to business classified by the Reassured as Managed Care Organizations) with market capitalizations greater than USD1 billion at the inception of the original policy/program attaching hereto. Such exclusion shall not apply to business classified by the Reassured as Side "A" Directors' & Officers' Liability.

10.  Reps and Warranties, Tax Opinion, and Loss Mitigation Units.

11. Policies of "All Risks" insurance designed to address blanket liability exposures for companies, including "Cat Pro, Super-Cat, FIORI" or other Operational Risk policies. It being understood however that the intention is to exclude coverage where policies have been issued on a "non-conventional" basis by, for example, not including a definition of wrongful acts or amending the policy requirement for legal liability. This exclusion does not and will not apply to policies of insurance for Directors' and Officer's liability, including entity coverage, broad form 'A'
     side policies, Fiduciary Liability, Employment Practices Liability or Managed Care Organizations Errors and Omissions Liability written either on a stand alone basis or separately underwritten as part of a blended program.

                                    ARTICLE 3

                           COVER, LIMIT AND RETENTION

This contract applies to all original policies coming within the scope of this Contact which are issued by the Reassured for limits in excess of USD 5,000,000 each and every loss, each Insured, each policy/program.

In respect of all such policies the Reassured shall cede and the Reinsurers shall accept by the way of reinsurance under this Contract, all liability in excess of underlying limits of USD 5,000,000 each and every loss, each Insured, each policy/program, subject to a limit of liability to the Reinsurers of up to USD 5,000,000 each and every loss, each Insured, each policy/program.

The Reassured shall retain the said underlying limits for their own account but, without prejudice to the above, shall be at liberty to protect that retention by way of excess of loss reinsurance for their own account and benefit.

Reinsurers hereon agree to bear their proportional share of all loss adjustment and defense cost expenses, as per the original policy, as further provided for under the NOTICE OF LOSS AND LOSS SETTLEMENTS Article. Original policies may provide for costs inclusive or costs in addition coverage. Where coverage is issued on a cost inclusive basis, costs shall be included within the limit hereon. Where coverage is issued on a cost in addition basis, pro rata costs shall be payable in addition to the limit hereon.

The Reassured shall be at liberty to effect specific facultative reinsurance, for the common account of themselves and Reinsurers, or to omit cessions hereunder, when they consider it in the best interest of the Reinsurers to do so.

It is understood and agreed that the limits and retentions hereon apply separately to each original coverage and/or section thereof as applicable, issued by the Reassured, unless written on a combined, shared limit basis, as per original policies.

The Reinsurers hereon agree the meaning of "each and every loss", "claim", "claim made" and "losses discovered" shall follow the definitions in the policies covered hereunder, as finally determined by the Reassured. The Reassured shall also be the determinant of what constitutes "each Insured", "each coverage", "each section" and "each policy".

It is understood and agreed, where the Reassured issues more than one policy to the same original insured covering the same class of business, (such as on a layered basis), then the combination of such policies shall be considered a program for the purposes hereof, as reasonably determined by the Reassured.

It is warranted that the Reassured shall retain not less than 15.0% of liability and premium in respect of each cession hereunder, net and unreinsured, except for internal reinsurance and/or Catastrophe Excess of Loss Reinsurance.

                                    ARTICLE 4

                                TERRITORIAL SCOPE

This Contract shall cover wherever the original policies cover.

                                    ARTICLE 5

                                     PERIOD

Section I:

In respect of business classified by the Reassured as Directors' & Officers' Liability, Fiduciary Liability, Employment Practices Liability and Managed Care Organizations Errors and Omissions Liability, this Contract covers all claims made or losses discovered, as original, on original policies issued or renewed during the period January 2nd, 2005 12:01 a.m. Standard Time to April 1st, 2006 12:01 a.m. Standard Time at the place and location of risks insured.

Section II:

In respect of business classified by the Reassured as Insurance Agents Errors and Omissions Liability, Lawyers Professional Liability and Miscellaneous Professional Liability, this Contract covers all claims made or losses discovered, as original, on original policies issued or renewed during the period January 1st, 2005 12:01 a.m. Standard Time to April 1st, 2006 12:01 a.m. Standard Time at the place and location of risks insured.

In Respect of Section I and II above:

Maximum original policy period 12 months plus odd time not to exceed 18 months in all, plus extended reporting period coverage or endorsements, as original. Such extended reporting period coverage or endorsements shall be limited to 36 months or so deemed, or such longer period as required by State Regulations. Notwithstanding the foregoing, policies classified by the Reassured as "Run-Off' may be issued for periods up to 72 months.

For the purposes of this Contract, any extension, discovery period or extended reporting endorsement attaching to a policy covered hereunder shall be considered as part of the period of the said policy, subject to the provision that a separate limit of liability may apply in respect thereof.

Upon expiry of this Contract, policies in force at the effective time and date of expiration hereof shall continue to be covered hereunder until their individual natural expiration or termination dates, whichever sooner, including extensions, discovery periods or other similar extended reporting endorsements attaching to such policies. The Reassured may however, subject to agreement by the Reinsurers hereon, terminate the liability of the Reinsurers for claims made or losses discovered, as original, on or after the effective time and date of expiration hereof and, in such event, the unearned premium on all ceded policies attaching hereunder shall be returned to the Reassured by the Reinsurers less any ceding commission previously allowed on unearned premium.

                                    ARTICLE 6

                           SPECIAL TERMINATION CLAUSE

A. Either party may terminate this Contract upon 30 days' notice in the event that the other party's surplus has been reduced by 30% or more of the amount of surplus at December 31st, 2004.

B. The Reassured may terminate the Reinsurer's participation hereon at any time by giving 30 days' prior written notice to the Reinsurer in the event that:

     (1) A State Insurance Department or other legal authority has ordered the subscribing Reinsurer to cease writing business; or

     (2) The subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership or proceedings have been instituted against the subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agents known by whatever name, to take possession of its assets or control of its operation; or

     (3) The subscribing Reinsurer has reinsured its entire liability under this Contract without the Reassured's prior written consent. However, the Reinsurer shall be at liberty to effect catastrophe excess and/or aggregate stop loss excess reinsurance; or

     (4) The subscribing Reinsurer has ceased assuming new and renewal treaty reinsurance business; or

     (5) The subscribing Reinsurer experiences a downgrading in their financial strength rating from Standard and Poor's Group below BBB or a downgrading in rating from A.M. Best Company below A-.

In the event of such termination, the liability of the Reinsurer shall be terminated as follows:

Policies in force at the effective time and date of termination of this Contract shall continue to be covered hereunder until their individual expiration dates, including extensions, discovery periods or other such similar reporting endorsements or provisions attached thereto. For rating purposes, the applicable Original Gross Net Written Premium

Income shall be calculated on policies issued or renewed from the inception date of this Contract to the effective time and date of termination of this Contract.

The Reassured may however terminate the liability of the Reinsurer for claims made or losses discovered, as original, after the effective time and date of termination of this Contract and, in such event, the unearned premium at the termination date applicable to in force policies, including extensions, discovery periods or other similar extended reporting endorsements or provisions attached thereto, shall be returned to the Reassured by the Reinsurer less any ceding commission previously allowed on unearned premium.

                                    ARTICLE 7

                               FOLLOW THE FORTUNES

This Contract shall be construed as an honorable undertaking between the Reassured and the Reinsurers and shall not be defeated by technical legal restrictions, it being the intention of this Contract that the fortunes of the Reinsurers shall follow in all respects the fortunes of the Reassured on all original policies and contracts of insurance ceded to this Contract.

It is understood however, that this Contract is a contract of reinsurance separate and distinct from the original policies issued by the Reassured. Except as provided for in INSOLVENCY OF THE REASSURED the Reinsurers will not, under any circumstances whatsoever, be directly liable to the original insureds.

                                    ARTICLE 8

                                 LOSS RATIO CAP

Notwithstanding any other provision of this Contract, the maximum recoverable hereon shall not exceed the greater of USD 30,000,000 or 250% of the final reinsurance premium.

                                    ARTICLE 9

                        EXCESS OF ORIGINAL POLICY LIMITS

In addition to the coverage afforded under COVER, LIMIT AND RETENTION should the Reassured incur additional liability as the result of an award in excess of their original policy limit as defined below, the Reinsurers shall accept the additional liability incurred solely on cessions made hereunder, up to an additional Contract limit in addition to any contractual loss hereunder (subject to the Reassured's 15.0% co-participation hereon), it being understood the maximum additional recoverable in respect of specific excess of original policy limits and extra contractual obligations coverage shall be USD 5,000,000 any one claim. However, specific Excess of Original Policy Limits coverage afforded under the Reassured's underlying Excess of Loss Reinsurance Contract shall inure to the benefit of Reinsurers hereon. No separate underlying retention of USD 5,000,000 shall apply to such additional Excess of Original Policy Limits coverage hereunder.

Awards in excess of the original policy limit are defined as contractual losses which the Reassured may be legally liable to pay, but in excess of the original policy limit, such losses in excess of the original policy limit having been incurred because of, but not limited to, the following: failure by the Reassured to settle within the original policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against an insured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any liability in excess of original policy limits is incurred by the Reassured shall be deemed, in all circumstances, to be the date the original claim was made or occurred.

However, this Article shall not apply where such awards in excess of original policy limit have been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Reassured acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim.

                                   ARTICLE 10

                          EXTRA-CONTRACTUAL OBLIGATIONS

In addition to the coverage afforded under COVER, LIMIT AND RETENTION should the Reassured incur additional liability as the result of an award in respect of any extra-contractual obligations, as defined below, the Reinsurers shall accept the additional liability incurred solely on cessions made hereunder, up to an additional Contract limit in addition to any contractual loss hereunder (subject to the Reassured's 15.0% co-participation hereon), it being understood the maximum additional recoverable in respect of specific excess of original policy limits and extra contractual obligations coverage shall be USD 5,000,000 any one claim. However, specific Extra Contractual Obligations coverage afforded under the Reassured's underlying Excess of Loss Reinsurance Contract shall inure to the benefit of Reinsurers hereon. No separate underlying retention of USD 5,000,000 shall apply to such additional Extra Contractual Obligations coverage hereunder.

"Extra-contractual obligations" are defined as those liabilities not covered under any other provision of this Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Reassured to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against an insured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any extra-contractual obligation is incurred by the Reassured shall be deemed, in all circumstances, to be the date the original claim was made or occurred.

Recoveries, collectibles or retentions from any other form of insurance or reinsurance including deductibles or self-insured retentions that protect the Company against Extra Contractual Obligations shall inure to the benefit of the Reinsurers and shall be deducted from the total amount of Extra Contractual Obligations for purposes of determining the loss hereunder.

However, this Article shall not apply where such extra-contractual obligations have been, incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Reassured acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim.

                                   ARTICLE 11

                                     PREMIUM

In consideration of the liabilities undertaken by the Reinsurers in accordance with the terms of this Contract, the Reassured shall pay to the Reinsurers their proportion of the Reassured's Original Gross Net Written Premium for limits attaching hereon, generated in accordance with the Increased Limit Factors (ILF's) established by the Reassured for each class of business covered hereunder.

The term "Original Gross Net Written Premium" shall for the purpose of this Contract be understood to mean the full gross amount of the premiums charged by the Reassured to its original insureds, less cancellations and return premiums, if applicable.

It is noted and agreed that the minimum Original Gross Net Written Premium (OGNWP) in respect of limits attaching hereon shall not be less than USD 10,000,000 (100% basis). For the purposes hereof, the calculation of the OGNWP shall be prepared by the Reassured as of June 30, 2006. Following such calculation, in the event the actual OGNWP is less than the minimum OGNWP, the difference (net of applicable ceding commission) will be remitted to the Reinsurers within 45 days in accordance with the terms of the ACCOUNTS AND REPORTS Article. Subsequent calculations shall be prepared by the Reassured quarterly thereafter until all premiums are settled on policy limits ceded hereto. In the event that actual OGNWP increases or decreases relative to a prior calculation, the difference will be remitted by the Reassured or Reinsurers, as appropriate, such that the Reinsurers receive no less than OGNWP of USD 10,000,000 (100% basis).

                                   ARTICLE 12

                                CEDING COMMISSION

The Reinsurers agree to allow the Reassured to deduct and retain for its own benefit as Ceding Commission 25% of the Original Gross Net Written Premium payable to the Reinsurers in accordance with the terms of the PREMIUM Article.

                                   ARTICLE 13

                              ACCOUNTS AND REPORTS

Accounts shall be rendered quarterly in arrears. Premium and bordereau of cessions shall be rendered by the Reassured within 45 days of the close of each quarter being within 45 days of March 31st, 2005 and quarterly thereafter.

The bordereaux of cessions, as prepared by the Reassured, shall contain the following information: policy number, insured name, premium, policy limit, policy term, SIR/attachment point, class of business, and market capitalization for publicly traded D&O accounts only at the time the risk is written as determined by the Reassured.

                                   ARTICLE 14

                       NOTICE OF LOSS AND LOSS SETTLEMENTS

Reinsurers agree to abide by all loss settlements of the Reassured which at its sole discretion shall adjust, settle or compromise all losses and all such adjustments, settlements or compromises shall be binding upon Reinsurers subject to the terms, conditions and limitations of the original policies and this Contract.

The Reassured shall provide individual loss reports to the Reinsurers of all claims reserved at or above USD 2,500,000, and in the event of loss settlements by the Reassured, the Reinsurers agree to settle to the Reassured their proportion of such loss settlements immediately upon receipt of satisfactory proof of loss.

Where the Reassured's original policies and/or specific coverage parts of their original policies provide for loss adjustment expenses in addition to limit, all loss adjustment expenses paid by the Reassured shall be apportioned in proportion to the respective interests in the loss of the parties hereto as such interests finally appear and shall be in addition to their share of the loss recoverable hereunder. In the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of the judgment, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the expense incurred in securing such final reduction or reversal shall be pro-rated between the Reinsurers and the Reassured in the proportion that each benefits from such reduction or reversal; and the expenses incurred up to the time and date of the original verdict or judgment shall be pro-rated in proportion to each party's interest in such verdict or judgment.

Notwithstanding the foregoing, in the event that the Reassured's original policies and/or specific coverage parts of their original policies are issued with loss adjustment expenses included within the original policy limit, such loss adjustment expenses shall be included as Loss for the purposes of recovery hereunder.

In the event of external legal or external adjustment expenses, including outside monitoring counsel expenses, which are incurred by the Reassured in connection with a claim or potential claim hereunder and which are not the subject of the Reassured's original policy, then Reinsurers shall also be liable for their proportion of such expenses in addition to their share of the loss recoverable hereunder.

The Reinsurers shall also accept additional liability, solely on cessions made hereunder, for legal expenses incurred in respect of coverage questions and legal actions in connection with a claim or potential claim hereunder (hereinafter referred to as "declaratory judgment and/or rescission expenses"). It being understood and agreed that:

1. When there is no contractual loss, other than declaratory judgment and/or rescission expenses, the declaratory judgment and/or rescission expenses shall be considered a Loss for the purposes of recovery hereunder.

2. When a contractual loss, exclusive of declaratory judgment and/or rescission expenses, is incurred hereunder, the Reinsurers shall be liable for their proportionate share of such declaratory judgment and/or rescission expenses, as the respective interests in the loss of the parties hereto finally appear, up to an additional limit of this Contract (subject to the Reassured's 15.0% co-participation hereon) in addition to any Loss recoverable hereunder.

For the purposes of this Contract loss adjustment expenses shall include all expenses of litigation, including post judgment interest, but shall exclude the salaries of regular employees and all office expenses of the Reassured.

All salvages, recoveries or payments recovered or received subsequent to a loss settlement under this Contract shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto.

                                   ARTICLE 15

                                INTEREST PENALTY

The provisions of this Article shall not be implemented unless specifically invoked, in writing, by the Reassured or Reinsurer. The interest amounts provided for in this Article will apply to the Reinsurer or to the Reassured in the following circumstances: -

1. Loss payment owed by the Reinsurer to the Reassured shall have a due date to the Reassured of 45 calendar days following the date of the Reinsurer's receipt of the billing, but no later than 90 days from the Reassured's date of the billing.

2. Payment of any premium installments shall be due to the Reinsurer within 30 calendar days of the date specified in this Contract. Any premium adjustments will be due by the debtor party within 60 calendar days of the date specified in this Contract.

3. Payment of return premiums, commissions, profit sharing, or any other amounts not provided in paragraphs 1 or 2 above, shall be due by the debtor party within 60 calendar days of the due date specified in this Contract. If no due date is specified, the due date shall be 60 days following the date of the debtor party's receipt of the billing, but no later than 90 days from the creditor party's date of the billing.

4. Failure by the Reinsurer or Reassured to comply with their respective payment obligations within the time periods as herein provided will result in a compound interest penalty payable at a rate equal to the 90 day Treasury Bill rate as published in the Money Rate Section or any successor section of the Wall Street Journal on the first business day following the date a remittance becomes due, plus 2% per annum, to be compounded and adjusted quarterly. Any interest which occurs pursuant to this Article shall be calculated by the party to which it is owed. The accumulation of the number of days that any payment is past due will stop on the date the Intermediary, where applicable, receives payment.

5. The validity of any claim or payment may be contested under the provisions of this Contract. If the debtor party prevails in such action, there shall be no interest penalty due. Otherwise, any interest will be calculated and due as outlined above.

6. If a Reinsurer advances payment of any claim it is contesting, and prevails such action, the Reassured shall return such payment plus pay interest on same, calculated as per the provisions of this Article.

7. Any interest which occurs pursuant to this Article may be waived by the party to which it is owed. Further, any interest which is calculated pursuant to this Article that is USD100 or less shall be waived. Waiver of such interest, however, shall not affect the waiving party's right to similar interest for any other failure by the other party to make payment when due under this Article.

8. Nothing in this Article shall diminish any legal remedies which either party may have against the other.

                                   ARTICLE 16

                       LOSS AND UNEARNED PREMIUM RESERVES

This Article applies only to those Reinsurers signatory hereto who do not qualify for credit under the regulations of the State insurance authorities or departments which have jurisdiction over the Reassured's reserves.

The Reassured agrees that when, for its Annual Convention Statement purposes, it files with the authorities or departments mentioned above or sets up in its books statutory reserves for known outstanding losses and allocated loss expenses reinsured by this Contract, for unearned premium in respect of business coming within the scope of this Contract, or for incurred but not reported losses (IBNR), hereinafter "The Stated Reserves", it shall forward to the Reinsurers a clear statement of the Reinsurers' proportion of The Stated Reserves detailing separately the amounts involved for known outstanding losses and allocated loss expenses and for unearned premium and IBNR, and also how those amounts are calculated. Reserves for IBNR shall be equal to the actual amount of IBNR carried on the books of the Reassured for statutory reporting purposes.

The Reinsurers, promptly upon receipt of the Reassured's statement, shall apply for, and secure delivery to the Reassured of, clean irrevocable and unconditional Letters of Credit or such equivalent funding acceptable to the Reassured, for the benefit of the Reassured in amounts equal to their proportion of The Stated Reserves.

All Letters of Credit procured pursuant to this Contract shall be issued by a Bank which is a Member of the Federal Reserve and acceptable to the authorities or departments mentioned in the first paragraph of this Article current at the date of the Reassured's statement. Such Letter of Credit shall be in full conformity with the requirements of such authorities or departments.

Further, all such Letters of Credit shall be "Evergreen" in that they shall be issued for an initial period of not less than one year and shall be automatically extended for one year from their original expiration dates and subsequently from their extended expiration dates unless and until, at least thirty days before any expiration date, the issuing bank gives notice to the Reassured by registered snail that the issuing bank elects not to extend the life of the Letter of Credit in question beyond its forthcoming expiration date.

In consideration of the contract of the Reinsurers to furnish such Letters of Credit to the Reassured to enable it to obtain credit for the reinsurance provided under this Contract, the Reassured hereby undertakes to hold such Letters of Credit and the proceeds of any drawings made upon them in trust for the Reinsurers and to use and apply the proceeds of any such drawings for the following purposes only:

a. To pay the Reinsurers' share or to reimburse the Reassured for that share of any liability for loss or allocated loss expense reinsured by this Contract or for unearned premium in respect of business coming within the scope of this Contract;

b. To refund to the Reinsurers any balance by which the amount of the Letter of Credit exceeds the Reinsurers' proportion of any liability for loss or allocated loss expense reinsured by this Contract, incurred but not reported losses (IBNR) or for unearned premium in respect of business coming within the scope of this Contract.

c. In the event that one or more of the Reinsurers participating in the Letter of Credit gives timely notice of cancellation or non-renewal of their participation in the Letter of Credit and provided that the obligations secured by the Letter of Credit remain unliquidated and undischarged at the time of receipt by the Reassured of such notice, the Reassured shall create a cash deposit account, separate from its own assets, in an amount equal to the participation of the canceling or non-renewing Reinsurer(s) in the Letter of Credit. That cash deposit account may then be used as in subparagraphs a. and b. above. It is understood and agreed that this procedure may only be implemented before the expiry of the notice period in respect of cancellation or non-renewal and that if it is implemented, the Reassured will ensure that a rate of interest is obtained for the Reinsurers on such a deposit account that is at least equal to the rate which would be paid by Citibank N.A. in

     New York, and further that the Reassured will account to the Reinsurers on an annual basis for all interest accruing on the cash deposit account for the benefit of the Reinsurers.

The issuing bank shall have no responsibility whatsoever in connection with the propriety of drawings made by the Reassured on the Letters of Credit issued under this Contract or in connection with the disposition of any funds so withdrawn, except to ensure that drawings are made only upon the order of properly authorized representatives of the Reassured.

All Letters of Credit procured for the Reassured under this Contract shall be adjusted at annual intervals, or more frequently as agreed (but never more frequently than quarterly), to reflect the current balance of the Reinsurers' proportion of the Reassured's known outstanding loss and allocated loss expense reserves and unearned premium reserves, and the Reassured shall produce a statement for this purpose detailed in the same way as the original statement on the basis of which such Letters of Credit were first issued. If the statement shows that the Reinsurers' proportion of such losses and allocated expenses, IBNR or unearned premium reserves exceeds the current amount of the Letters of Credit, the Reinsurers shall, within thirty days after receipt of the statement, secure the amendment of the Letters of Credit increasing their amount to the amount of the current balance of these items. If, however, the statement shows that the Reinsurers' proportion of the current balance of those items is less than the amount of the Letters of Credit the Reassured shall, within thirty days of receipt of a written request from the Reinsurers to do so, facilitate the release of the excessive security by authorizing the amendment of the Letters of Credit so as to reduce their amount to the current balance required.

All expenses incurred in the establishment or maintenance of such Letters of Credit shall be paid by the Reinsurers.

                                   ARTICLE 17

                                    CURRENCY

The currency to be used for all purposes of this Contract shall be United States Dollars. All amounts paid or received by the Reassured in any other currency shall be converted into United States Dollars at the rates of exchange at which such transactions are converted in the books of the Reassured.

                                   ARTICLE 18

                                 TAX PROVISIONS

The Reassured shall be liable for all taxes (except Federal Excise Tax) levied on it with respect to premiums payable to the Reinsurers hereunder. Federal Excise Tax applies only to those Reinsurers, excepting Underwriters at Lloyd's, London and other Reinsurers exempt from the Federal Excise Tax, who are domiciled outside the United States of America.

To the extent that such premium is subject to Federal Excise Tax, the Reinsurers hereby agree to allow as a deduction from the premium, for the purpose of paying Federal Excise Tax, all applicable percentages of the premium payable hereon.

In the event of any return premium becoming due hereunder the Reinsurers will deduct all applicable percentages from the amount of the return, and the Reassured or its agents shall take steps to recover the tax from the Government of the United States of America.

In consideration of the terms under which this Contract is issued, the Reassured undertakes not to claim any deduction in respect of premium payable hereon when making tax returns, other than Income or Profits tax returns, to any fiscal authority of the United States of America or any State or Territory thereof.

                                   ARTICLE 19

                           INSOLVENCY OF THE REASSURED

Amounts due to the Reassured under this Contract shall be payable by the Reinsurers on the basis of the liability of the Reassured under the original policies reinsured hereunder without diminution because of the insolvency of any one or all of the Reassured Companies.

In the event of the insolvency of the Reassured, the Liquidator or Receiver or Statutory Successor of the Reassured shall give written notice to the Reinsurers of the pendency of any claim against the insolvent Reassured on the original policies reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. During the pendency of such claim the Reinsurers may investigate such claim and intervene, at their own expense, in the proceedings where such claim is to be adjudicated and interpose any defense or defenses which they may deem available to the Reassured or its Liquidator or Receiver or Statutory Successor. The expense thus incurred by the Reinsurers shall be chargeable, subject to court approval, against the insolvent Reassured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reassured solely as a result of the defense so undertaken by the Reinsurers.

When two or more Reinsurers are involved in the same claim and a majority in interest elect to investigate the claim and/or to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the above paragraph as though such expense had been incurred by the Reassured.

Should the Reassured go into liquidation or should a receiver be appointed, the Reinsurers shall be entitled to deduct from any suns which may be or may become due to the Reassured under this Contract any sums which are due to the Reinsurers from the Reassured under this Contract and which are payable at a fixed or stated date, as well as any other sums due to the Reinsurers which are permitted to be offset under applicable law.

In the event of the insolvency of the Reassured, the amounts due to the Reassured under this Contract shall be payable by the Reinsurers directly to the Reassured or to its Liquidator, Receiver or Statutory Successor.

It is the mutual intent of the parties that, in the event of the insolvency of the Reassured, this Article shall be read to conform with the state or regulatory requirements of the jurisdiction in which the liquidation or receivership is conducted In the event that any provision of this Article is in conflict with such state or regulatory requirements, then such provision shall be reformed to be in compliance with such state or regulatory requirements.

                                   ARTICLE 20

                                     OFFSET

Each party hereto shall have, and may exercise in the event of insolvency of the other or the non-payment by the other of obligations when due hereunder, the right to offset any balance or balances whether on account of premiums, commissions, claims or losses, adjustment expenses, salvage or any amount due from that party to the other party hereto under this Contract only against any balance or balances due or to become due to the offsetting party from the other party under this Contract only. The terms of this Article shall apply separately to this Contract and to each successive renewal of this Contract.

                                   ARTICLE 21

                          DELAYS, ERRORS AND OMISSIONS

No inadvertent delay, error or omission shall be held to relieve either party hereto of any liability which would have attached to them under this Contract if such delay, error or omission had not been made, provided that rectification is made immediately upon discovery.

                                   ARTICLE 22

                           AMENDMENTS AND ALTERATIONS

The terms herein contained comprise the whole Contract between the Reassured and the Reinsurers and may only be changed in writing, signed by or on behalf of both parties.

                                   ARTICLE 23

                       ACCESS TO RECORDS AND CLAIMS REVIEW

All documents and records in the possession of the Reassured concerning this Contract shall be made available upon reasonable notice at the request of the Reinsurers for inspection at the Reassured's offices by the Reinsurers or their nominated representatives for the purposes of obtaining information concerning this Contract or the subject matter hereof.

Specifically, the Reinsurers shall be entitled to nominate a representative to assess the Reassured's claims and claims procedures.

For the avoidance of doubt, it is hereby expressly agreed that the rights given to the Reinsurers by this Article shall continue in effect notwithstanding the expiration of this Contract and shall be exercised at the Reinsurers' own expense.

                                   ARTICLE 24

                                   ARBITRATION

As a condition precedent to any right of action hereunder, all disputes or differences arising out of or connected with this Contract (whether or not arising before or after expiration) its interpretation or implementation, shall be referred to arbitration in Farmington, Connecticut, U.S.A., the city in which the Reassured's principal office is located.

Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen stating the nature of the dispute and the remedy sought. Those Reinsurers involved in the dispute or other matter in controversy shall be considered as one party for the purpose of allocating the cost of the arbitration.

Each party shall appoint an individual as arbitrator and the two so appointed shall then appoint a third arbitrator. If either party refuses or neglects to appoint an arbitrator within sixty (60) days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty (60) days of their appointment, within ten (10) days thereafter the two arbitrators will request the American Arbitration Association ("AAA") to appoint a third arbitrator with the qualifications set forth below in this Article without regard to the AAA's Commercial Arbitration Rules. If the AAA fails to appoint a third arbitrator within thirty (30) days after its receipt of the two arbitrators' request, either party may apply to a court of competent jurisdiction to appoint a third arbitrator with the qualifications set forth below in this Article. The third arbitrator will immediately notify each party of his selection. In the event of the resignation or death of any member of the arbitrator panel, a replacement will be appointed in the same manner as the resigning or deceased member was appointed.

Each arbitrator shall be an active or retired officer of an insurance or reinsurance company or Underwriter at Lloyd's London; no arbitrator shall have a personal or financial interest in the result of the arbitration, and shall not be a present or former officer, attorney, or consultant of the Reassured or the Reinsurer or either's affiliates.

The arbitrators shall interpret this Contract as an honorable engagement and not as merely a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law, and shall make any award with a view to effecting the general purpose of this Contract in a reasonable manner with due regard to the custom and usage of the insurance and reinsurance business.

The arbitrators shall have full discretion to make such orders as they think fit in connection with all procedural matters in the Arbitration, including but not limited to the conduct of the reference by written or oral submissions, the production of documents, the examination of witnesses, and the imposition of time limits for the taking of necessary procedural steps. The arbitrators shall also have full discretion to make such orders as they think fit with regard to the payment of the costs of the Arbitration including attorneys' costs and fees.

If more than one Reinsurer is involved in the same dispute, all such Reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Reassured to each of the Reinsurers constituting the one party, provided that nothing herein shall impair the rights of such Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Contract from several to joint.

Any Award or order of the arbitrators or a majority thereof shall be binding on the parties and there shall be no right of appeal there from. For the purpose of enforcement of any Award, an action may be brought in any Court of competent jurisdiction.

Except as provided above, arbitration shall be based, insofar as applicable, upon the procedures of the American Arbitration Association.

                                   ARTICLE 25

                                 SERVICE OF SUIT

It is agreed that in the event of the failure of the Reinsurer to pay any amount awarded by the arbitration tribunal referred to in the Arbitration Clause herein, the Reinsurers hereon, at the request of the Reassured, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of Reinsurers' rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019, and that in any suit instituted against any one of them upon this Contract, Reinsurers will abide by the final decision of such court or of any appellate court in the event of an appeal.

The above-named are authorized and directed to accept service of process on behalf of Reinsurers in any such suit and/or upon the request of the Reassured to give a written undertaking to the Reassured that they will enter a general appearance upon Reinsurers' behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefore, Reinsurers hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Reassured or any beneficiary hereunder arising out of this Contract of reinsurance, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                   ARTICLE 26

                                 CONFIDENTIALITY

The confidential nature of this Contract is acknowledged by all parties. Moreover, the Reinsurers will only disclose to third parties, such as regulators, auditors, rating agencies, shareholders, reinsurers and the like, such details of this Contract as are necessary to comply with their obligations to such third parties as part of their normal business practice.

It is a condition binding on Reinsurers hereon that they may not disclose any details of this Contract at any time to any other third party without the agreement of the Reassured.

                                   ARTICLE 27

                              REGULATORY COMPLIANCE

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any State in the United States, such provision shall be considered void in such State, but this shall not affect the validity or enforceability of any other provision of this Contract, or the validity or enforceability of such provision in any other jurisdiction.

                                   ARTICLE 28

                                  INTERMEDIARY

Carvill America Incorporated is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications including notices, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements relating thereto shall be transmitted to the Reinsurer or the Reassured through Carvill America Incorporated at The Pinnacle, 3455 Peachtree Road, N.E., Suite 375, Atlanta Georgia 30326. Payments by the Reassured to the Intermediary will be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary will be deemed only to constitute payment to the Reassured to the extent that such payments are actually received by the Reassured.

                                   ARTICLE 29

                                  GOVERNING LAW

This Contract shall be governed by and construed in accordance with the laws of the State of Connecticut.

                                   ARTICLE 30

                                  PARTICIPATION

This Contract obligates each of the Reinsurers for their proportion of the interests and liabilities set forth under this Contract, such proportions being shown in the attached Schedules.

                                   ARTICLE 31

                            SEVERAL LIABILITY NOTICE

The subscribing Reinsurers' obligations under contracts of reinsurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing Reinsurers are not responsible for the subscription of any co-subscribing Reinsurer who for any reason does not satisfy all or part of its obligations.

IN WITNESS WHEREOF the parties hereto have, by their duly authorized representative, executed this Contract as follows:

Signed in Farmington, Connecticut, this 15th day of March 2005.

For and on behalf of the Reassured:


Signed by: /s/ Stephen J. Sills
           --------------------------
Officers Title:
                ---------------------
Print Name: Stephen J. Sills
            -------------------------

And for the Reinsurer(s) by means of and in accordance with the attached Schedule(s), which shall be considered to form an integral part of this Contract.

        NUCLEAR INCIDENT EXCLUSION CLAUSE-LIABILITY-REINSURANCE (U.S.A.)

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision).

     LIMITED EXCLUSION PROVISION:

     I It is agreed that the policy does not apply under any liability coverage, to: injury, sickness, disease, death or destruction bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

     II Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

     III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

          (a)  become effective on or after 1st May, 1960, or

          (b) become effective before that date and contain the Limited Exclusion Provision set out above;

          provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3)  Except for those classes of policies specified in Clause II of paragraph
     (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

          Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

     shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision).

BROAD EXCLUSION PROVISION.*

It is agreed that the policy does not apply:

I. Under any Liability Coverage, to injury, sickness, disease, death or destruction bodily injury or property damage

     (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability;

          or

     (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

     II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief, first aid, to expenses incurred with respect to bodily injury, sickness, disease or death bodily injury resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

     III. Under any Liability Coverage, to injury, sickness, disease, death or destruction bodily injury or property damage resulting from the hazardous properties of nuclear material, if

          (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

          (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

          (c) the injury, sickness, disease, death or destruction bodily injury or property damage arises out of the furnishing by an insured of services, materials, pacts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to injury to or destruction of property at such nuclear facility, property damage to such nuclear facility and any property thereat.

     IV.  As used in this endorsement:

          "HAZARDOUS PROPERTIES" include, radioactive, toxic or explosive properties; "NUCLEAR MATERIAL" means source material, special nuclear material or byproduct material; "SOURCE MATERIAL", "SPECIAL NUCLEAR MATERIAL", and "BYPRODUCT MATERIAL" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "SPENT FUEL" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "WASTE" means any waste material (1) containing by product material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "NUCLEAR FACILITY" means

               (a)  any nuclear reactor,

               (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

               (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

               (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

          and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "NUCLEAR REACTOR" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

               With respect to it juty to or destruction of property, the word "injury" or "destruction"; "property damage" includes all forms of radioactive contamination of property, includes all forms of radioactive contamination of property.

     V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

          (i) Garage and Automobile Policies issued by the Reassured on New York risks.

                    or

          (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

          until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

          (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and
               (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

*NOTE. The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

           NUCLEAR INCIDENT EXCLUSION CLAUSE-LIABILITY-REINSURANCE-CANADA

1. This Agreement does not cover any loss or liability accruing to the Reinsured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph I of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement, of the following classes, namely,

     Personal Liability.
     Farmers' Liability.
     Storekeepers' Liability.

     which become effective on or after 31st December 1992, shall be deemed to include, from their inception dates and thereafter, the following provision:

     Limited Exclusion Provision.

     This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limits of liability.

     With respect to property, loss of such property shall be deemed to be property damage.

3. Without in any way restricting the operation of paragraph I of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers' Liability, Storekeepers' Liability or Automobile Liability contracts), which become effective on or after 31st December 1992, shall be deemed to include from their inception dates and thereafter, the following provision:

     Broad Exclusion Provision.

     It is agreed that this Policy does not apply:

     (a) to liability imposed by or arising from any nuclear liability act, law or statute or any law amendatory thereof; nor

     (b) to bodily injury or property damage with respect to which an Insured under this policy is also insured under a contract of nuclear energy liability


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

          insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit or liability; nor

     (c) to bodily injury or property damage resulting directly or indirectly front the nuclear energy hazard arising from:

          (i) the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

          (ii) the furnishing by an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

          (iii) the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

          As used in this Policy:

l. The term "nuclear energy hazard" means the radioactive, toxic, explosive, or other hazardous properties of radioactive material;

2. The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use of application of atomic energy;

3.   The term "nuclear facility" means:

     (a) any apparatus designed or used to sustain nuclear fission in self-supporting chain reaction or to contain a critical mass of plutonium, thorium or uranium or any one or more of them;

     (b) any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them.
          (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

     (c) any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in


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

          the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

     (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

     and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

4. The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

5. With respect to property, loss of use of such property shall be deemed to be property damage.

     NMA 1979a (01/04/96) Form approved by Lloyd's Underwriters' Non-Marine Association Limited


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

           NUCLEAR ENERGY RISKS EXCLUSION CLAUSE (REINSURANCE) (1994)

                      (WORLDWIDE EXCLUDING U.S.A. & CANADA)

This agreement shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.

For all purposes of this agreement Nuclear Energy Risks shall mean all first party and/or third party insurances or reinsurances (other than Workers' Compensation and Employers' Liability) in respect of: -

(I)  All Property on the site of a nuclear power station.

     Nuclear Reactors, reactor buildings and plant and equipment therein on any site other than a nuclear power station.

(II) All Property, on any site (including but not limited to the sites referred to in (I) above) used or having been used for: -

     a) The generation of nuclear energy; or
     b) The Production, Use or Storage of Nuclear Material.

(III) Any other Property eligible for insurance by the relevant local Nuclear Insurance Pool and/or Association but only to the extent of the requirements of that local Pool and/or Association.

(IV) The supply of goods and services to any of the sites, described in (I) to
     (III) above, unless such insurances or reinsurances shall exclude the perils of irradiation and contamination by Nuclear Material.

Except as undernoted, Nuclear Energy Risks shall not include: -

(i) Any insurance or reinsurance in respect of the construction or erection or installation or replacement or repair or maintenance or decommissioning of Property as described in (I) to (III) above (including contractors' plant and equipment);

(ii) Any Machinery Breakdown or other Engineering insurance or reinsurance not coming within the scope of (I) above;

Provided always that such insurance or reinsurance shall exclude the perils of irradiation and contamination by Nuclear Material.

However, the above exemption shall not extend to: -

(I)  The provision of any insurance or reinsurance whatsoever in respect of:

     (a)  Nuclear Material;


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